UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2005
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission File Number)	33-0112644 (I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts	02142

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:     (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
Ex-99.1 Press Release dated July 26, 2005

ITEM 2.02     Results of Operations and Financial Condition.
          The press release attached as Exhibit 99.1 includes information with respect to the Registrant’s adjusted non-GAAP earnings per share and net income for the first three months and six months of 2005 and 2004. These are non-GAAP financial measures. The non-GAAP financial measures exclude merger-related accounting impacts, other merger-related charges, and charges related to the sale of the Registrant’s Oceanside, California large-scale manufacturing facility.
          Management believes that the non-GAAP financial measures provide useful information to investors. In particular, management believes that they allow investors to monitor and evaluate the Registrant’s ongoing operating results and trends and gain a better understanding of the Registrant’s business, period-to-period performance, and prospects for future performance.
          This press release is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such documents be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
Date: July 26, 2005	By:	/s/ Raymond G. Arner
Raymond G. Arner
Acting General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	The Registrant’s Press Release dated July 26, 2005.